Exhibit 4.7(a)

EXECUTION VERSION

PEOPLE’S UNITED FINANCIAL, INC.,

SMITHTOWN BANCORP, INC.

and

WILMINGTON TRUST COMPANY as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 30, 2010

to

INDENTURE

Dated as of September 25, 2003

FLOATING RATE JUNIOR SUBORDINATED DEBT SECURITIES DUE 2033

THIS FIRST SUPPLEMENTAL INDENTURE dated as of November 30, 2010 (this “Supplemental Indenture”) is by and among Wilmington Trust Company, a Delaware banking corporation (herein, together with its successors in interest, the “Trustee”), People’s United Financial, Inc., a savings and loan holding company incorporated in Delaware (the “Successor Company”), and Smithtown Bancorp, Inc., a bank holding company incorporated in New York (the “Company”), under the Indenture referred to below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company and the Successor Company hereby agree as follows:

PRELIMINARY STATEMENTS

The Trustee and the Company are parties to that certain Indenture dated as of September 25, 2003 (the “Base Indenture”), pursuant to which the Company issued U.S. $11,341,000 of its Floating Rate Junior Subordinated Debt Securities due 2033.

As permitted by the terms of the Base Indenture, the Company shall merge (the “Merger”) with and into the Successor Company, with the Successor Company as the surviving entity, pursuant to an Agreement and Plan of Merger, dated as of July 15,2010, between the Company and the Successor Company, and simultaneously with the effectiveness of such Merger, this Supplemental Indenture shall become effective. The parties hereto are entering into this Supplemental Indenture pursuant to, and in accordance with, Articles IX and XI of the Base Indenture,

SECTION 1. Definitions. All capitalized terms used herein that are defined in the Base Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Base Indenture except as otherwise provided herein or unless the context otherwise requires.

SECTION 2. Interpretation.

(a)	In this Supplemental Indenture, unless a clear contrary intention appears:

(i)	the singular number includes the plural number and vice versa;

(ii)	reference to any gender includes the other gender;

(iii)	the words “herein,” “hereof and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Section or other subdivision;

(iv)	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Supplemental Indenture or the Base Indenture,

and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Supplemental Indenture or the Base Indenture;

(v)	reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor;

(vi)	reference to any Section means such Section of this Supplemental Indenture; and

(vii)	the word “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term.

(b)	No provision in this Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

SECTION 3. Assumption of Obligations.

(a)	Pursuant to, and in compliance and accordance with Section 11.01 and Section 11.02 of the Base Indenture, the Successor Company hereby expressly assumes, from and after the effectiveness of the Merger, the covenants, agreements and obligations of the Company, including (i) all of the obligations of the Company under the Debt Securities, the Base Indenture, the Capital Securities Guarantee and the Declaration, and (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities, and (iii) the due and punctual performance and observance of all of the covenants and conditions of the Base Indenture to be performed or observed by the Company under the Base Indenture.

(b)	Pursuant to, and in compliance and accordance with, Section 11.02 of the Base Indenture, the Successor Company, from and after the effectiveness of the Merger, succeeds to and is substituted for the Company, with the same effect as if the Successor Company had originally been named in the Base Indenture as the Company.

(c)	From and after the effectiveness of the Merger, the Successor Company also succeeds to and is substituted for the Company with the same effect as if the Successor Company had originally been named in (i) the Declaration as Sponsor (as defined in the Declaration), and (ii) the Capital Securities Guarantee as Guarantor (as defined in the Capital Securities Guarantee).

SECTION 4. Representations and Warranties. The Successor Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this Supplemental Indenture and to perform the Base Indenture, (b) that it is the successor of the Company pursuant to the Merger effected in accordance with applicable law, (c) that it is a corporation organized and existing under the laws of the State of Delaware, (d) that after giving effect to the Merger and this Supplemental Indenture, no Default or Event of Default has occurred and is continuing and (e) that this Supplemental Indenture is executed and delivered pursuant to Section 9.01 (a) and Article XI of the Base Indenture and does not require the consent of the Securityholders.

SECTION 5. Conditions of Effectiveness. This Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that:

(a)	the Trustee shall have executed a counterpart of this Supplemental Indenture and shall have received one or more counterparts of this Supplemental Indenture executed by the Successor Company and the Company;

(b)	the Trustee shall have received an Officers’ Certificate stating, among other things, that (i) this Supplemental Indenture complies with the requirements of Article IX of the Base Indenture; and (ii) in the opinion of the signers, all conditions precedent, if any, provided for in the Base Indenture relating to the Merger and this Supplemental Indenture have been complied with;

(c)	the Trustee shall have received an Opinion of Counsel to the effect that (i) this Supplemental Indenture is authorized or permitted by, and conforms to, the terms of Article IX of the Base Indenture; (ii) it is proper for the Trustee, under the provisions of Article IX of the Base Indenture, to join in the execution of this Supplemental Indenture; (iii) the Merger and the assumption by the Successor Company under this Supplemental Indenture comply with the provisions of Article XI of the Base Indenture; and (iv) all conditions precedent provided for in the Base Indenture relating to the Merger and this Supplemental Indenture have been complied with; and

(d)	the Successor Company and the Company shall have duly executed and filed with the Secretary of the State of the State of Delaware and the

Department of State of the State of New York all certificates required to effect the Merger.

SECTION 6. Reference to the Base Indenture.

(a)	Upon the effectiveness of this Supplemental Indenture, each reference in the Base Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Base Indenture, as affected, amended and supplemented hereby.

(b)	Upon the effectiveness of this Supplemental Indenture, each reference in the Debt Securities to the Base Indenture including each term defined by reference to the Base Indenture shall mean and be a reference to the Base Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

(c)	The Base Indenture, as amended and supplemented hereby shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 7. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 8. Governing Law; Binding Effect. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company or the Successor Company, and the Trustee assumes no responsibility for the correctness thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

SMITHTOWN BANCORP, INC.

By:
	Name:	Bradley E. Rock
	Title:	Chairman and Chief Executive Officer

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ Paul D. Burner
	Name:	Paul D. Burner
	Title:	Senior Executive Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

[Signature Page for First Supplemental Indenture to the September 25, 2003 Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

SMITHTOWN BANCORP, INC.

By:	/s/ Bradley E. Rock
	Name:	Bradley E. Rock
	Title:	Chairman and Chief Executive Officer

PEOPLE’S UNITED FINANCIAL, INC.

By:
	Name:	Paul D. Burner
	Title:	Senior Executive Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

[Signature Page for First Supplemental Indenture to the September 25, 2003 Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

SMITHTOWN BANCORP, INC.

By:
	Name:	Bradley E. Rock
	Title:	Chairman and Chief Executive Officer

PEOPLE’S UNITED FINANCIAL, INC.

By:
	Name:	Paul D. Burner
	Title:	Senior Executive Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Assistant Vice President

[Signature Page for First Supplemental Indenture to the September 25, 2003 Indenture]